UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Wright Brothers Drive

Salt Lake City, UT 84116

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2019, PolarityTE, Inc. (the “Company”) entered into an agreement to engage David Seaburg as its President of Corporate Development. Mr. Seaburg previously served as a consultant to the Company. He has served as a director of the Company since August 2018, and will remain a director

Mr. Seaburg, age 49, served as a Managing Director and Head of Sales Trading at Cowen & Company, a diversified financial services company prior to his engagement by the Company. Over the course of his 20+ year career at Cowen in both Equity Sales Trading and Trading, Mr. Seaburg has advanced to increasingly senior level roles at the firm. In 2006, Mr. Seaburg was named Head of Sales Trading and appointed to the firm’s Equity Operating Committee. Mr. Seaburg is a CNBC Fast Money Contributor and provides regular on-air market commentary for the network. Mr. Seaburg holds a Bachelor of Arts degree in Business Finance and Economics from Northeastern University.

The employment agreement with Mr. Seaburg is for a term of one year beginning March 1, 2019, and automatically renews for successive one-year periods unless either party elects to terminate the agreement by notice to the other party given not less than three months prior to the end of the then current term. The annual base salary under the agreement is $325,000, and shall be increased (but may not be decreased) on each anniversary of the date during the employment term by a percentage equal to the greater of (i) a percentage increase determined by the board of directors, or (ii) a percentage increase (if any) of the Consumer Price Index for All Urban Consumers. Mr. Seaburg is eligible for an annual bonus of up to 40% of his base salary as determined at the discretion of the board of directors. On the effective date of his engagement, Mr. Seaburg was granted under the Company’s 2019 Equity Incentive Plan (the “Plan’) (a) an option to purchase 250,000 shares of Company common stock at a price of $16.50 per share, which vests subject to continued employment in 24 equal monthly installments beginning April 1, 2018, and (b) a restricted stock award representing the right to receive a total of 40,000 shares of common stock that vests, subject to continued employment, in four installments every six months beginning on September 1, 2019. Mr. Seaburg is entitled to participate in the Company’s insurance and benefit plans on the same basis as other employees of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: January 29, 2019	/s/ Paul Mann
Paul Mann
Chief Financial Officer

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